UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2013

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 15, 2013, William B. Berry was appointed to the board of directors (the “Board”) of our general partner, Access Midstream Partners GP, L.L.C. (the “General Partner”), effective June 15, 2013. Mr. Berry is a retired oil and gas executive with over 37 years of industry experience. From 2003 until his retirement in 2008, he was Executive Vice President of ConocoPhillips. He also held other senior executive positions with Phillips Petroleum Co., including Senior Vice President, Exploration and Production. Prior to his executive positions, he held various management roles with Phillips Petroleum Co., including Manager, Corporate Planning and Budgeting. Mr. Berry has also served on the boards of directors for Willbros Group and Nexen Inc. since 2008 and Teekay Corporation since 2011.

Mr. Berry has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K. Mr. Berry will have rights to indemnification by us pursuant to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P., as amended. In connection with his appointment to the Board, Mr. Berry received an initial grant of 1,096 units of Access Midstream Partners, L.P. having a grant date value of approximately $50,000. We anticipate that Mr. Berry will also receive an annual grant, effective on the first business day of January of each year that he serves as a director, of the number of units having a grant date value of $50,000, 25 percent of which will vest on the grant date and 75 percent of which will be phantom units that vest one-third each on the first, second, and third anniversary of the date of grant (with vesting to be accelerated upon death, disability or a change of control of our general partner). In addition, we anticipate that Mr. Berry will receive an annual retainer of $80,000 and will be reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or committees.

The Williams Companies, Inc. (“Williams”) and GIP II Eagle Holdings Partnership, L.P. (together with its affiliates, “GIP II”) together own and control Access Midstream Ventures, L.L.C. (“AMV”), the sole member of our General Partner. AMV has the right to appoint our General Partner’s entire Board. Unitholders are not entitled to elect the directors of our General Partner or directly or indirectly participate in our management or operations, and GIP II and Williams have agreed between themselves as to how and when replacement, removals and appointments of directors may be made. With the addition of William B. Berry, our General Partner currently has 13 directors: Alan S. Armstrong, William B. Berry, William J. Brilliant, Donald R. Chappel, David A. Daberko, Dominic J. Dell’Osso, Jr., Philip L. Frederickson Matthew C. Harris, Suedeen G. Kelly, Robert S. Purgason, James E. Scheel, J. Mike Stice and William A. Woodburn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.
	By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels
Chief Financial Officer

Dated: June 17, 2013